EXHIBIT 21.1

Subsidiaries of the Company

Name	Incorporated	Names Under Which Subsidiary does Business
Interleukin Genetics Laboratory Services, Inc	Delaware	N/A
Interleukin Genetics, Inc	Delaware	N/A